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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 22, 1999


                         BIOMAGNETIC TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)


               1-10285                                 95-2647755
      (Commission File Number)             (IRS Employer Identification No.)



            9727 Pacific Heights Boulevard, San Diego, CA 92121-3719
               (Address of principal executive offices) (Zip Code)


                                 (858) 453-6300
              (Registrant's telephone number, including area code)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         (a) On December 22, 1999, Biomagnetic Technologies, Inc. ("BTi") acquired all of the issued and outstanding capital stock ("Shares") of Neuromag Oy pursuant to the terms of a Share Purchase Agreement by and between Marconi Medical Systems, Inc. ("Marconi") and BTi (the "Share Purchase Agreement"). Under the terms of the Share Purchase Agreement, BTi paid a total of $10 million in cash to Marconi for the purchase of the Shares and agreed to pay between a minimum of $2.5 million and a maximum of $5 million in royalties to Marconi under a royalty agreement over the next eight years, and additional consideration of up to approximately $1.8 million dependent upon the occurrence of certain future events.

         The Company has obtained a loan from AIG Private Bank Ltd. totaling $11 million that is secured by Shares of Neuromag Oy and is guaranteed by an entity unaffiliated with the Company. The loan matures June 30, 2000. Martin Egli, a board member of BTi, also serves on the Board of Directors of AIG Private Bank Ltd. As a part of its ongoing financing strategies, the Company intends to raise additional capital for the purposes of repaying the loan and to continue to fund operations. There can be no assurance that the Company will be able to raise such capital on terms acceptable to the Company, if at all.

         (b) Similar to BTi, Neuromag Oy, is engaged in research, development and manufacturing of magnetic source imaging systems. Neuromag Oy is located in Helsinki, Finland. BTi intends to continue the operations of Neuromag Oy as a subsidiary of BTi.

         The description of the transaction set forth above is qualified in its entirety by reference to the Share Purchase Agreement filed with this Current Report and the Press Release issued by BTi dated December 23, 1999, copies of which are attached to this Current Report as Exhibits
         2.1 and 99.1, respectively.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The Financial Information of Neuromag Oy required to be filed pursuant to Item 7(a) of Form 8-K was not available at the time of filing of this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K must be filed.

         (b)      PRO FORMA FINANCIAL STATEMENTS.

         The Pro Forma Financial Information required to be filed pursuant to
         Item 7(b) of Form 8-K was not available at the time of filing of this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K must be filed.

         (c)      EXHIBITS.

         Exhibit 2.1 Share Purchase Agreement dated as of December 21, 1999, by and between Marconi Medical Systems, Inc. and Biomagnetic Technologies, Inc. Certain schedules and/or exhibits referenced in the Share Purchase Agreement have not been included because they contain information which is not material to an investment decision or which is otherwise discussed in the agreement. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exhcange Commission upon request. In addition, confidential treatment has been requested for certain portions of this exhibit.

         Exhibit 99.1      Press Release dated December 23, 1999.



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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BIOMAGNETIC TECHNOLOGIES, INC.




Date: January 6, 2000                     /s/ D. Scott Buchanan
                                          --------------------------------------
                                          D. Scott Buchanan, President and
                                          Chief Executive Officer





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                                  EXHIBIT INDEX

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


   EXHIBIT
   NUMBER                                       DOCUMENT
   ------                                       --------
2.1            Share Purchase Agreement dated as of December 21, 1999, by and between
               Marconi Medical Systems, Inc. and Biomagnetic Technologies, Inc.  Certain
               schedules and/or exhibits referenced in the Share Purchase Agreement have not been included because they contain information which is not material to an investment decision or which is otherwise discussed in the agreement.
               A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.
               In addition, confidential treatment has been requested for certain portions of this exhibit.
99.1
               Press Release dated December 23, 1999.


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